UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2011

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

225 South Lake Avenue, Suite 300, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 7, 2011, Arrowhead Research Corporation (the “Company”) received a deficiency letter from the NASDAQ Stock Market indicating that, it has not regained compliance with the minimum bid price requirement of $1.00 as set forth in NASDAQ Marketplace Rule 5500(a)(2). However, because the Company has demonstrated that it meets all other applicable standards for initial listing on the NASDAQ Capital Market (except the bid price requirement), the Company has been granted an additional 180 day grace period, or until December 5, 2011, to regain compliance with the bid price requirement. In order to regain compliance, the minimum closing price per share of the Company’s common stock must be at least $1.00 for a minimum of ten consecutive business days. The company plans to seek approval to effect a reverse stock split, should it be necessary, to regain compliance with the Nasdaq bid price requirement. If the Company fails to regain compliance after the second grace period, the Company’s stock would be subject to delisting by NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2011

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Kenneth A. Myszkowski
Kenneth A. Myszkowski
Chief Financial Officer